                                                                     Exhibit 1.1







                                HDFC BANK LIMITED

                         [-] American Depositary Shares

                                  Representing

                               [-] Equity Shares

                           par value Rs. 10 per share



                             UNDERWRITING AGREEMENT













                               January [-], 2005

                                                              January [- ], 2005


MERRILL LYNCH INTERNATIONAL
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
United Kingdom

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
25 Cabot Square
Canary Wharf
London, E14 4QA
United Kingdom

as representatives of the several Underwriters

Dear Sirs and Mesdames:

            HDFC Bank Limited, a company incorporated under the laws of the Republic of India as a public limited company (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") [-] equity shares, par value Rs. 10 per share of the Company in the form of [-] American Depositary Shares (the "FIRM ADSs"). The Company also proposes to issue and sell to the several Underwriters not more than an additional [-] equity shares in the form of [-] ADSs (the "ADDITIONAL ADSs") if and to the extent that the Joint Global Coordinators and the Joint Bookrunners (as defined below) shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional ADSs granted to the Underwriters in Section 2 hereof. The Firm ADSs and the Additional ADSs are hereinafter collectively referred to as the "OFFERED ADSs". Each Offered ADS represents three equity shares. The equity shares of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "EQUITY SHARES". The Equity Shares represented by the Offered ADSs are hereinafter referred to as the "SHARES".

            Merrill Lynch International ("MERRILL LYNCH") and Morgan Stanley & Co. International Limited ("MORGAN STANLEY") will act as joint global coordinators and joint bookrunners (the "JOINT GLOBAL COORDINATORS AND JOINT BOOKRUNNERS") for the offering.

            The Company has prepared and filed with the United States Securities and Exchange Commission (the "COMMISSION") a registration statement (Commission file number 333-121096 on Form F-3 relating to the registration of the offering of the Shares, under the United States Securities Act of 1933, as amended (the "SECURITIES ACT"), including the related preliminary prospectus and prospectus. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A
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                                                                               2


of Regulation C under the Securities Act and paragraph (b) of Rule 424 of Regulation C under the Securities Act. The registration statement on Form F-3 as amended at the time it becomes effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of Regulation C under the Securities Act and including the documents incorporated by reference therein, is hereinafter referred to as the "REGISTRATION STATEMENT" and the prospectus in the form first furnished to the Underwriters by the Company for use in connection with the confirmation of sales of Offered ADSs is hereinafter referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional Equity Shares pursuant to Rule 462(b) of Regulation C under the Securities Act (the "RULE 462(b) REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing or furnishing of any document under the United States Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

            The Offered ADSs will be evidenced by American Depositary Receipts ("ADRs") to be issued by JPMorgan Chase Bank NA, as depositary (the "DEPOSITARY"), pursuant to a Deposit Agreement, dated as of July 19, 2001 (the "DEPOSIT AGREEMENT"), among the Company, the Depositary and the holders and beneficial holders from time to time of ADRs. The Company and the Depositary have prepared and filed with the Commission a registration statement on Form F-6 (No. 333-13730) for the registration under the Securities Act of the ADSs, have filed such amendments thereto and such amended preliminary prospectus as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectus as may hereafter be required. The registration statement on Form F-6 for the registration of the ADSs, as amended (including by the filing of any post-effective amendments thereto), is hereinafter called the "ADS REGISTRATION STATEMENT".

            1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as of the date hereof, as of the Closing Date
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                                                                               3


referred to in Section 4 hereof, and as of the Option Closing Date (if any) referred to in Section 4 hereof, and agrees with each of the Underwriters, as follows:

            (a) Compliance with the Registration Requirements. The Company meets the requirements for use of Form F-3 under the Securities Act. (i) Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) each of the Registration Statement, the ADS Registration Statement and the Prospectus as of the date hereof comply and, as amended or supplemented, if applicable, as of the Closing Date and any Option Closing Date will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), on the date thereof and on the Closing Date (and, if any Additional ADSs are purchased, the Option Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (1)(a) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

            (b) Filings with the Commission. (i) Each of the Registration Statement and the ADS Registration Statement has been filed with the Commission in the form heretofore delivered to you. Each of the Registration Statement and the ADS Registration Statement has been declared effective by the Commission under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement has been issued under the Securities Act or the Exchange Act, as applicable, and no proceedings for such purpose have been instituted or are pending before or, to the best knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and on the Closing Date (and, if any Additional ADSs are purchased, at the Option Closing Date), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (c) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the later of the Closing Date (or the Option Closing Date, if the Company has received notice of the exercise of the Underwriters' option in accordance with
      Section 2(b) hereof) and the completion of the Underwriters' distribution of the ADSs, any offering material in connection with the offering and sale of the ADSs other than the Prospectus, the preliminary prospectus, the Registration Statement or the ADS Registration Statement.

            (d) Compliance with Indian Rules and Regulations. Each of the Registration Statement and the ADS Registration Statement, when it became effective, did not violate and, as amended or supplemented, if applicable, will not violate the rules, regulations and other requirements of the Government of India, Ministry of Finance, the Foreign Investment Promotion Board, the Reserve Bank of India, the Department of Company Affairs of India, the Company Law Board, the Securities Exchange Board of India, the Indian Stock Exchanges (as defined herein) and all other applicable government of India regulatory, administrative or similar authorities having jurisdiction over the Company or its property or assets, as applicable (collectively, the "INDIAN AUTHORITIES"). In addition, compliance by the Company with its obligations in connection with the transactions contemplated hereby under the Securities Act, the Exchange Act, including the applicable rules and regulations thereunder, and the rules and regulations of the New York Stock Exchange, Inc., will not violate any such rules and regulations of the Indian Authorities. The indemnification and contribution provisions set forth in Section 8 hereof do not contravene Indian law, rules and regulations of the Indian Authorities or public policy.

            (e) Due Incorporation and Good Standing of the Company. The Company has been duly organized and incorporated and is validly existing as a public limited company under the laws of the Republic of India, has the power and authority (corporate and other) to own or lease its property and to conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement and the Deposit Agreement and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise) or the earnings, business or operations of the Company.


            (f) Subsidiaries. The Company does not, either directly or indirectly, own any subsidiaries.


            (g) Capitalization of the Company. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization and Indebtedness" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); the terms, rights and preferences related to the authorized and issued share capital of the Company conform as to legal matters to the description thereof contained in the Prospectus. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Other than the Rs. 0.9 billion principal amount of subordinated debt outstanding issued to certain government owned Indian financial institutions which may be converted into Equity Shares upon default by the Company or as may be disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for, or warrants or rights to purchase from the Company Equity Shares or any other share capital of the Company nor are there any obligations of the Company to allot, issue or transfer the Offered ADSs.

            (h) Authorization of the Shares. The Shares to be issued in connection with the offering and sale of the Offered ADSs have been duly authorized for issuance and sale pursuant to this Agreement and the Deposit Agreement, as the case may be, and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, will rank pari passu, except as described in the Prospectus, with the other Equity Shares outstanding and will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Any Additional ADSs issued by the Company shall rank pari passu, except as described in the Prospectus, with the Firm ADSs, including the entitlement to the same amount of dividends and other distributions declared by the Company and payable on the Firm ADSs. The form of certificate for the Equity Shares conforms to the requirements of Indian law, the Charter Documents (as defined herein), the Indian Stock Exchanges (as defined herein) and the description thereof, contained in the Prospectus.

            (i) Deposit of Shares and Transfer of Rights to Depositary. The Shares may be freely deposited with the Depositary or with ICICI Limited as the custodian of the Depositary (the "CUSTODIAN") against issuance of ADRs evidencing the Offered ADSs, although there are restrictions on the future deposits and redeposit of withdrawals of Shares which are described in the Prospectus. Upon deposit of the underlying Shares with the Custodian pursuant to the Deposit Agreement in accordance with the terms thereof, all right, title and interest in such Shares, free and clear of any security interest, mortgage, pledge, claim, lien or other encumbrance, will be transferred to the Depositary on behalf of the Underwriters, free and clear of any security interest, mortgage, pledge, claim, lien or other encumbrance other than any liens which may result from actions taken by the Underwriters.

            (j) Validity of ADRs and Absence of Transfer Restrictions. Upon issuance by the Depositary of the ADRs evidencing the Offered ADSs against deposit of the underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and will entitle the holders thereof to the rights specified in the ADRs and the Deposit Agreement. The Equity Shares, ADSs and ADRs conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The Shares and Offered ADSs are freely transferable to or for the account of the Underwriters and there are no restrictions on subsequent transfers of the Shares or the Offered ADSs under the laws of India or the United States except as described in the Prospectus. The issuance of the underlying Shares of the Offered ADSs is not subject to the preemptive or other similar rights of any securityholder of the Company; and there are no restrictions on the voting of the Shares under the laws of India or the United States except as described in the Prospectus.

            (k) No Restrictions or Withholding Taxes on Dividends. Except as set forth in the Prospectus, there are no restrictions under Indian law or the rules and regulations of the Indian Authorities nor any approvals currently required in India (including any foreign exchange or foreign currency approvals) in order for the Company to pay dividends declared by the Company to the holders of the ADSs for the underlying Shares, including the Depositary, or for the conversion by the Depositary of any dividends paid in Indian rupees to U.S. dollars. Except as disclosed in the Prospectus, under applicable laws and regulations, no taxes, levies, imposts or charges are required to be deducted or withheld from any payment by the Company of a dividend in respect of the Equity Shares (including, without limitation, those represented by Offered ADSs) to persons not resident in India.

            (l) Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

            (m) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

            (n) Authorization and Enforceability of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or similar laws affecting enforcement of creditors' rights and except as enforcement thereof is subject to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (o) No Defaults or Legal Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement, the consummation of the transactions herein and therein contemplated, and the consummation of the transactions contemplated in the Registration Statement (including the issuance and sale of the Offered ADSs and the use of the proceeds from the sale of the Offered ADSs as described in the Prospectus under the caption "Use of Proceeds") will not contravene or result in a violation of or a default

      (or an event that with the giving of notice or lapse of time or both would constitute a default) under (i) any provision of applicable law (including, without limitation, any applicable Indian law limiting foreign ownership of the Company) or any of the Charter Documents of the Company,
      (ii) any agreement binding upon the Company or to which the Company is a party that is material to the Company or (iii) any judgment, order or decree of any local or other court or public, governmental or regulatory agency or body or stock exchange authority having jurisdiction over the Company or any of its assets except for such violations or defaults under
      (i), (ii) or (iii) that would not result in a material adverse effect on the condition (financial or otherwise) or the earnings, business or operations of the Company.

            (p) Necessary Authorizations for Transactions. No action, consent, authorization, approval, order, certificate, license or permit of or filing, registration or qualification with any local or other court or public, government or regulatory agency or body or stock exchange authority is required for the offering, issuance or sale of the Offered ADSs hereunder or the performance by the Company of its obligations under this Agreement and the Deposit Agreement, or the transactions contemplated hereby or thereby, other than (x) such as are set forth in Schedule II hereto and (y) such as may be required by the securities or Blue Sky laws of the various states or any country (other than the U.S. and India) in connection with the offer and sale of the Offered ADSs in the manner contemplated herein and in the Prospectus. All such authorizations necessary for performance by the Company of its obligations under this Agreement and the Deposit Agreement, or the transactions contemplated thereby, have been obtained and are in full force and effect.

            (q) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, operations, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (D) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company, and
      (E) the Company has not incurred any material liability or obligation, direct or contingent.

            (r) No Pending Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement or the Prospectus that is not so disclosed as required, or which might, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (s) Necessary Authorizations to Conduct Businesses. Except as described in the Prospectus, the Company has all necessary certificates, authorizations, licenses, concessions, consents, approvals, orders or permits ("GOVERNMENTAL LICENSES") issued by, all Indian and foreign governmental authorities, necessary to own or lease its properties and assets, and to conduct its businesses as described in the Prospectus except to the extent that the failure to obtain the same would not have a Material Adverse Effect on the Company. Except as described in the Prospectus, the Company is in compliance with the terms and conditions of all such Governmental Licenses except where the failure to do so would not, singly or in the aggregate, have a Material Adverse Effect.

            (t) Listings on Stock Exchanges. The Offered ADSs have been duly authorized and approved for listing and trading on the New York Stock Exchange ("NYSE"), subject to official notice of issuance and effectiveness of the Registration Statement. The Equity Shares have been approved in principle for trading on The Stock Exchange, Mumbai, and The National Stock Exchange of India (the "INDIAN STOCK EXCHANGES").

            (u) Compliance of Preliminary Prospectus with Securities Regulations. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 of Regulation C under the Securities Act complied when so filed in all material respects with the Securities Act and the applicable rules and regulations thereunder.

            (v) No Investment Company. The Company is not and, after giving effect to the offering and sale of the Offered ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the United States Investment Company Act of 1940, as amended.

            (w) Passive Foreign Investment Company. The Company is not, and upon the issuance and sale of the Offered ADSs as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, a "passive foreign investment company" as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, (the "CODE") or a "foreign personal holding company" within the meaning of
      Section 552 of the Code.

            (x) Intellectual Property Rights. The Company owns, or has duly applied for the issuance of, all the patents, trademarks, trade names, if any, and copyrights (or licenses such rights pursuant to valid and subsisting licenses) necessary for the present conduct of its business as described in the Prospectus, except where the failure to own or license the same would not, singly or in the aggregate, have a Material Adverse Effect.

            (y) No Filing or Filing Fees. To ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in India of each of this Agreement and the Deposit Agreement and the ADRs in India, it is not necessary that this Agreement, the Deposit Agreement or the ADRs be filed or recorded with any court or other authority in India or that any registration tax or similar tax (other than stamp duty) be paid in India on or in respect of any of this Agreement and the Deposit Agreement or the ADRs other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by an Indian court of law.

            (z) No Agreement to File a Registration Statement. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.


            (ab)(i) Conformity of Financial Statements with U.S. GAAP. The U.S. GAAP (as defined below) financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company at the dates and for the periods indicated and the results of operations, shareholders' equity and cash flows of the Company for the periods specified in conformity with U.S. GAAP; such financial statements have been prepared in conformity with United States generally accepted accounting principles ("U.S. GAAP") applied on a consistent basis at the dates and for the periods involved (except as otherwise noted therein). The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with U.S. GAAP the information required to be stated therein. The selected financial data and the summary financial data included in the Prospectus under the captions "Selected Financial and Operating Data", "Selected Statistical Information" and "Summary Financial and Operating Data" present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.


                  (ii) Conformity of Financial Statements with Indian GAAP. The Indian GAAP (as defined below) financial statements of the Company included in the Registration Statement and the Prospectus, present fairly in all material respects the financial position of the Company at the dates and for the periods indicated and the results of operations, shareholders' equity and cash flows of the Company for the periods specified in conformity with Indian GAAP; such financial statements have been prepared in conformity with Indian generally accepted accounting principles ("INDIAN GAAP") applied on a consistent basis at the dates and for the periods involved (except as otherwise noted therein).

            (ac) Independent Public Accountants. Deloitte Haskins & Sells, who have delivered their report with respect to the U.S. GAAP financial statements and supporting schedules (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the applicable rules and regulations thereunder.

            (ad) Independent Indian Chartered Accountants. P.C. Hansotia & Co. are independent chartered accountants within the rules of the code of professional ethics of the Institute of Chartered Accountants of India.

            (ae) No Stabilization Action. The Company has not taken, nor will the Company take, either directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered ADSs or the Shares.

            (af) Valid Choice of Law, Submission to Jurisdiction and Appointment of Process Agent. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of India and courts of India should honor this choice of law. The Company has the power to submit, and pursuant to this Agreement has validly and irrevocably submitted to the personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellate courts therefrom) in any suit, action or proceeding against it arising out of or related to any of this Agreement or with respect to its obligations, liabilities or any other matter arising out of or in connection with the sale of ADSs to the Underwriters, or the transactions contemplated hereby, has validly and irrevocably waived any objection to the venue of any such proceeding in any such court, and the Company has the power to designate, appoint and empower, and pursuant to this Agreement, has validly appointed the Process Agent named in Section 11 hereof for the purposes described herein, and service of process effected in the manner set forth in Section 11 hereof will be effective to confer valid personal jurisdiction over the Company.

            (ag) Stamp Duty and Other Transaction Taxes. Stamp duty is payable in India in connection with the issuance of the Shares (or if certificates for the Shares to be represented by the Offered ADSs have not then been prepared, irrevocable letters of allotment ("LETTERS OF ALLOTMENT") for such Shares, written in favor of the Depositary or its nominee, entitling the Depositary or such nominee to receive delivery of certificates for such Shares within 45 days following the delivery of such Letters of Allotment) in the name of the Depositary; however, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in India or any political subdivision or taxing authority thereof or therein in connection with (i) the deposit with the Depositary of the Shares or the Letters of Allotment by the Company against the issuance of the ADRs evidencing Offered ADSs and the issuance and delivery of certificates for the Shares pursuant to any Letters of Allotment, (ii) the sale and delivery of the Offered ADSs to or for the respective accounts of the Underwriters, (iii) the sale and delivery outside of India by the Underwriters of the Offered ADSs representing the Shares to the initial purchasers thereof or (iv) except as set forth in the Prospectus, the consummation of any other transaction contemplated by this Agreement or the Deposit Agreement in connection with the sale and delivery of the Offered ADSs, except that stamp duty may be payable on this Agreement or the Deposit Agreement if presented in India for enforcement.

            (ah) Internal Accounting Controls. (i) The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (I) transactions are executed in accordance with management's general or specific authorizations, (II) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and Indian GAAP and to maintain accountability for assets, (III) access to assets is permitted only in accordance with management's general or specific authorization, and (IV) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (ii) Except as disclosed in the Prospectus or in any document incorporated by reference therein, since the end of the Company's most recent audited fiscal year, there has been (A) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (B) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

            (ai) U.S. Foreign Corrupt Practices Act of 1977. To the best knowledge of the Company, neither the Company nor any of its directors, officers or employees has violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977, as amended.


            (aj) Transactions with Affiliates. All material transactions between the Company, on the one hand, and any of its directors, executive officers, shareholders owning more than 10% of its equity capital or other affiliates including HDFC Limited and its subsidiaries on the other hand, are fully and fairly described in the Prospectus and each such transaction is on terms no less favorable to the Company as could be obtained with an unaffiliated third party.


            (ak) No Requirement to Be Licensed and No Implication of Residency. It is not necessary in order to enable any owner of ADSs to enforce any of its rights that such owner of ADSs be licensed, qualified or entitled to do business in India. None of the Underwriters will be deemed to be resident, domiciled, carrying on business or subject to taxation in India by reason of their ownership of the Offered ADSs or the entry into, performance and/or enforcement of this Agreement and the transactions contemplated hereby.

            (al) No Immunity Under Indian Law. The Company is subject to civil and commercial law and to suit in India with respect to its obligations under this Agreement and the Deposit Agreement and the ADRs; the execution and delivery by the Company and the performance by the Company of its obligations thereunder constitute private and commercial acts rather than governmental or public acts and neither the Company nor any of its properties, assets or revenues has any right of immunity under Indian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Indian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, and, to the extent that the Company or any of the Company's properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or has agreed to waive such right to the extent permitted by law.

            (am) Officer's Certificate. Any certificate signed by an officer of the Company and delivered to the Joint Global Coordinators and Joint Bookrunners or to international counsel to the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

            2. Agreements to Sell and Purchase.

            (a) Firm ADSs. The Company hereby agrees to sell to the several Underwriters, severally and not jointly, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions herein stated, agrees, severally and not jointly, to purchase from the Company at $[- ] per Firm ADS (the "PURCHASE PRICE") the respective number of Firm ADSs (subject to such adjustments to eliminate fractional ADSs as the Joint Global Coordinators and Joint Bookrunners may determine) set forth in Schedule I hereto opposite the name of such Underwriter.

            (b) Additional ADSs. On the basis of the representations and warranties contained herein, and subject to the terms and conditions herein stated, the Company agrees to sell to the Underwriters, severally and not jointly, the Additional ADSs and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to [- ] Additional ADSs at the Purchase Price. The Joint Global Coordinators and Joint Bookrunners, on behalf of the Underwriters, may exercise such option by giving written notice to the Company not later than 30 days after the date of this Agreement. The notice shall specify the number of Additional ADSs to be purchased by the Underwriters and the date on which such Additional ADSs are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional ADSs may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm ADSs. If any Additional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional ADSs that bears the same proportion to the total number of Additional ADSs to be purchased as the number of Firm ADSs set forth in
      Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm ADSs, subject to such adjustments as the Joint Global Coordinators and Joint Bookrunners in their discretion shall make to eliminate any fractional shares.


            (c) Restrictions on Sale of Securities. The Company hereby agrees that, without the prior written consent of the Joint Global Coordinators and Joint Bookrunners on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (i) directly or indirectly offer, pledge, issue, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise transfer or dispose of, directly or indirectly, any Equity Shares, ADSs, ADRs or any securities convertible into or exercisable or exchangeable for Equity Shares, ADSs or ADRs or file any registration statement under the Securities Act with respect to the foregoing or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Equity Shares, ADSs or ADRs or any other securities convertible into or exercisable or exchangeable for Equity Shares, ADSs or ADRs, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Shares, ADSs or ADRs or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares or Offered ADSs to be sold hereunder, (B) the issuance, sale or grant by the Company of Equity Shares or options to purchase its Equity Shares, or Equity Shares upon exercise of options or warrants, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, or the conversion of a security outstanding on the date hereof which is described in the Prospectus, or (C) transactions by any person other than the Company relating to Equity Shares, ADSs or ADRs or other securities acquired in open market transactions after the completion of the offering of the Offered ADSs.


            3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Offered ADSs as soon after the Registration Statement and the ADS Registration Statement have become effective as in your judgment is advisable. The Company is further advised by you that the Offered ADSs are to be offered to the public initially at U.S.$[-] per Offered ADS (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[-] per ADS under the Public Offering Price.

            4. Payment and Delivery. Payment of the subscription moneys for the Firm ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm ADSs for the respective accounts of the several Underwriters at a closing to be held at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, at 10:00 a.m., New York City time, on [- ], 2005 or at such other time on the same or such other date, not later than [- ], 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE".

            Payment for any Additional ADSs shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional ADSs for the respective accounts of the several Underwriters at the closing to be held at the offices of, Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 hereof or at such other time on the same or on such other date, in any event not later than [- ], 2005, as shall be designated in writing by the Underwriters. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

            Immediately after 10:00 a.m. New York City time, on the Closing Date, the Company shall issue the Shares in book entry form and procure (i) that the Shares are registered on the shareholders' register of the Company in the name of the Custodian and (ii) that the Custodian immediately credits the Shares to the deposit account of the Depositary established with the Custodian.

            ADRs evidencing the Offered ADSs shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The ADRs evidencing the Offered ADSs to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any stamp duty or transfer taxes payable in connection with the transfer of the Offered ADSs to the Underwriters duly paid, against payment of the aggregate Purchase Price therefor.

            5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Offered ADSs to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered ADSs on the Closing Date are subject to the condition that the Registration Statement has become effective not later than 3:00 P.M. (New York City time) on [- ], 2005 and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement or otherwise shall have been complied with to the reasonable satisfaction of international counsel to the Underwriters. A prospectus containing information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of Regulation C under the Securities Act shall have been filed with the

Commission in accordance with Rule 424(b) of Regulation C under the Securities Act (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A of Regulation C under the Securities Act).

            The several obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Company in Section 1 hereof or in any certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

            (a) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered ADSs on the terms and in the manner contemplated in the Prospectus.

            (b) Officer's Certificate. The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive director of the Company acceptable to you and the chief financial officer or chief accounting officer of the Company, to the effect set forth in Section 5(a) hereof and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            (c) Opinion of Cravath, Swaine & Moore LLP. The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore LLP, international counsel to the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit A-1 hereto and a statement with respect to certain matters pertaining to the Registration Statement to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request. The opinion and statement of Cravath, Swaine & Moore LLP described in this Section 5(c) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (d) Opinion of AZB & Partners. The Underwriters shall have received on the Closing Date an opinion of AZB & Partners, Indian counsel to the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

            (e) Opinion of Ziegler, Ziegler & Associates LLP. The Underwriters shall have received on the Closing Date an opinion of Ziegler, Ziegler & Associates LLP, counsel to the Depositary, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

            (f) Opinion of Milbank, Tweed, Hadley & McCloy LLP. The Underwriters shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, international counsel to the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

            (g) Opinion of Little & Company. The Underwriters shall have received on the Closing Date an opinion of Little & Company, Indian counsel to the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

            (h) Certificate of the Depositary. The Depositary shall have furnished or caused to be furnished to you certificates satisfactory to you evidencing the deposit with the Custodian of the Equity Shares being so deposited against issuance of ADRs evidencing Firm ADSs to be delivered by the Company at the Closing Date; the execution, issuance, signature and delivery of ADRs evidencing the Firm ADSs pursuant to the Deposit Agreement; and such other matters related thereto as you may reasonably request.

            (i) Comfort Letter from Deloitte Haskins & Sells. The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte Haskins & Sells, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (j) Lock-Up of Shareholders. Each of HDFC Limited, HDFC Investments Limited, HDFC Holdings Limited and the Bennett Coleman Group have executed and delivered to the Joint Global Coordinators and Joint Bookrunners lock-up agreements, substantially in the form of Exhibit D hereto.

            (k) Listing Approval. The Offered ADSs shall have been approved for listing on NYSE, subject only to official notice of issuance.

            (l) Effectiveness of Deposit Agreement. The Deposit Agreement shall be in full force and effect.

            (m) Listing Applications and Approvals on Indian Stock Exchanges. You shall have received on the Closing Date a draft of each of the final listing applications for, and evidence of approvals in principle from, the Indian Stock Exchanges.

            (n) Other Documents. You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

            (o) Conditions to Purchase of Additional ADSs. In the event the Underwriters exercise the option to purchase all or a portion of the Additional ADSs, the several obligations of the Underwriters to purchase Additional ADSs hereunder are subject to the delivery to the Underwriters on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional ADSs and other matters related to the issuance of the Additional ADSs, including without limitation the following:

                  (i) Officers' Certificate. A certificate, dated the Option
            Closing Date, of an executive director of the Company and of the chief financial officer or chief accounting officer of the Company confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of the Option Closing Date.

                  (ii) Opinion of Cravath, Swaine & Moore LLP. The Underwriters
            shall have received on the Option Closing Date an opinion of Cravath, Swaine & Moore LLP, international counsel to the Company, dated the Option Closing Date, in form and substance satisfactory to the Underwriters, relating to the Additional ADSs to be purchased on the Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.

                  (iii) Opinion of AZB & Partners. The Underwriters shall have received on the Option Closing Date an opinion of AZB & Partners, Indian counsel to the Company, dated the Option Closing Date, in form and substance satisfactory to the Underwriters, relating to the Additional ADSs to be purchased on the Option Closing Date and otherwise to the same effect as the opinions required by Section 5(d) hereof.

                  (iv) Opinion of Milbank, Tweed, Hadley & McCloy LLP. The
            Underwriters shall have received on the Option Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, international counsel to the Underwriters, dated the Option Closing Date, in form and substance satisfactory to the Underwriters and otherwise to the same effect as the opinions required by Section 5(f) hereof.

                  (v) Opinion of Little & Company. The Underwriters shall have received on the Option Closing Date an opinion of Little & Company, Indian counsel to the Underwriters, dated the Option Closing Date, in form and substance satisfactory to the Underwriters and otherwise to the same effect as the opinions required by Section 5(g) hereof.

                  (vi) Bring-down Comfort Letter from Deloitte Haskins & Sells.
            A letter from Deloitte Haskins & Sells, the accountants to the Company, in form and substance satisfactory to the Underwriters and dated the Option Closing Date, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to
            Section 5(i) hereof, except that the "cut-off date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to the Option Closing Date.

            (p) Termination of Agreement. If any condition specified in this
      Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional ADSs, the obligations of the several Underwriters to purchase the relevant Additional ADSs, may be terminated by the Joint Global Coordinators and Joint Bookrunners by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that Sections 1 and 8 hereof shall survive any such termination and remain in full force and effect.

            6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) Copies of the Registration Statement and Prospectus. To furnish to you, without charge, conformed copies of the Registration Statement as originally filed (including exhibits filed thereto and documents incorporated by reference therein) and conformed copies of all consents and certificates of experts delivered in connection with the offering and sale of the Offered ADSs, and for delivery to each other Underwriter conformed copies of the Registration Statement and the ADS Registration Statement (without exhibits thereto but including documents incorporated by reference therein) and to use its best efforts to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day succeeding the date of this Agreement and during the period mentioned in Section 6(d) hereof, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            (b) Notification of Amendments. Before amending or supplementing the Registration Statement, the ADS Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and not to file any such proposed amendment or supplement to which you or your counsel reasonably object and to file with the Commission within the applicable period specified in Rule 424(b) of Regulation C under the Securities Act any prospectus required to be filed pursuant to such Rule. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference in the Prospectus.

            (c) Notification of Stop Orders and Requests by the Commission. To comply with the requirements of Rules 430A or 434 of Regulation C under the Securities Act, as applicable, and to notify you immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or to the ADS Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or to the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or of any order preventing or suspending the use of any prospectus or of the suspension of the qualification of the ADS for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (d) Continued Compliance with Applicable Securities Laws. To comply with the Securities Act and the Exchange Act and the rules and regulations thereunder, Indian law, the rules and regulations of the New York Stock Exchange Inc., the rules and regulations of the Indian Authorities, the rules and regulations of the Indian Stock Exchanges and all other applicable laws, rules and regulations, so as to permit and facilitate the offer, issue and distribution of the Offered ADSs as contemplated in this Agreement, the Deposit Agreement and in the Prospectus and compliance of its other obligations under this Agreement and the Deposit Agreement. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the ADSs, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Underwriters or for the Company, to amend the Registration Statement or ADS Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or ADS Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to Section 6(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, ADS Registration Statement or the Prospectus comply with such requirements, and will use its best efforts to cause such amendment to the Registration Statement or the ADS Registration Statement to become promptly effective. The Company will furnish to the Underwriters and counsel to the

      Underwriters such number of copies of such amendment or supplement as the Underwriters and such counsel may reasonably request.

            (e) Blue Sky Qualifications. To endeavor to qualify the Offered ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject it to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

            (f) Listings. The Company shall use its best efforts to (i) maintain the listing of the ADSs on NYSE, (ii) obtain final approval for the listing of the Shares on the relevant Indian Stock Exchanges within six weeks after the Closing Date and maintain the listing of Equity Shares on the relevant Indian Stock Exchanges thereafter, and (iii) comply in all material respects and on a timely basis with the reporting and filing requirements of NYSE and the relevant Indian Stock Exchanges, as applicable.

            (g) Earning Statement. To timely file or furnish such reports pursuant to the Exchange Act as are necessary in order to make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder.

            (h) No Stabilization Action. Not to take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Offered ADSs or the Shares.

            (i) Stamp Duty and Other Transaction Taxes. To pay any stamp duty or other issue, transaction, value-added or similar tax, fund or duty (including court fees) in the United States or India on the execution or enforcement of this Agreement and the Deposit Agreement or on the offer and issue of the ADRs.

            (j) Indian Taxes. To pay such additional amounts as may be necessary in order that, after deduction or withholding for or on account of any present or future tax, assessment, levies, imposts, duties or other governmental charges imposed by India or any department agency or other political sub-division or tax authority thereof or by any taxing authority of any jurisdiction from which such payment is made, and all interest, penalties or similar liabilities with respect thereto, each payment made by the Company to the Underwriters pursuant to this Agreement will not be less than the amount provided for herein.

            (k) Approvals by Indian Authorities. To endeavor to obtain, comply with and maintain in force all approvals (including, without limitation, approvals under the Foreign Exchange Management Act), authorizations and consents from the Indian Authorities, and any conditions thereto, which are necessary for the Company to comply with its obligations under this Agreement and the Deposit Agreement, the ADSs and the Shares and to offer and issue the ADSs and the Shares in the manner set forth in this Agreement, the Deposit Agreement and the Prospectus.

            (l) Filing of a Return of Allotments. On the Closing Date or immediately thereafter, to file a return of allotments in respect of the Shares in accordance with Section 75 of the Indian Companies Act, 1956.

            (m) Engagement of Transfer Agent and Deposit of Shares. To engage and maintain, at its expense, a registrar and transfer agent for the Equity Shares, the Offered ADSs and the ADRs and to deposit the underlying Equity Shares with the Custodian in accordance with the terms of the Deposit Agreement so that ADRs evidencing the Offered ADSs will be executed by the Depositary and delivered to the Underwriters pursuant to this Agreement on the Closing Date and any Option Closing Date.

            (n) Reporting Requirements. During the period when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Offered ADSs, to file or furnish, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

            7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement including: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration and delivery of the ADSs under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any stamp or transfer or other taxes payable thereon, (iii) the preparation, printing, filing and delivery to the Underwriters of this Agreement and the Deposit Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the ADSs;
(iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel to the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (v) all filing fees incurred in connection with the review and qualification of the offering of the ADSs by the National Association of Securities Dealers, Inc., (vi) all costs and expenses incident to listing the ADSs on the NYSE and the Shares on Indian Stock Exchanges, (vii) the cost of printing, issuing and delivering certificates, if any, representing the Shares and ADR certificates evidencing the ADSs, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the ADSs to the Underwriters, (viii) the costs and charges of the Depositary, the Custodian or any transfer or registrar, (ix) the fees and expenses incurred in connection with admitting the ADSs for clearance and settlement on the facilities of The Depository Trust Company, (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the ADSs or the Shares, including, without limitation, cost of road show venues, within city local conveyance, meals, lodging expenses, and other related expenses, and the cost of any aircraft chartered in connection with the road show, if applicable, and (xi) all other reasonable costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 7. It is understood, however, that except as provided in this Section 7, Section 8 hereof, and the last paragraph of Section 10 hereof, the Underwriters will pay all of their direct costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make and other expenses incurred by the Underwriters. Notwithstanding the foregoing, in the event that the transactions contemplated by the Underwriting Agreement shall have been consummated pursuant to Sections 2 and 4 herein, the Underwriters shall reimburse the Company for certain reasonably and properly incurred expenses as set forth in a separate agreement in an amount equal to up to [-].

            8. Indemnity and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person, if any, who is an affiliate of any Underwriter within the meaning of Rule 501(b) of Regulation D under the Securities Act and Rule 12b-2 of the General Regulations under the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such affiliate in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any related preliminary prospectus, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or the ADS Registration Statement (or any amendments thereto) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter if the person asserting any such loss, claim, damage or liability was not sent or given by or on behalf of such Underwriter a copy of a Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of the ADSs to such Person in any case where such delivery would be required by law and the Company has furnished copies thereof to such

      Underwriter as required by Section 6(a) hereof and the untrue statement or omission of a material fact contained in such preliminary prospectus giving rise to such loss, claim, damage or liability was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Company, such signatories or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereof, any related preliminary prospectus, the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) hereof, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such affiliates of any Underwriters, such firm shall be designated in writing by the Joint Global Coordinators and Joint Bookrunners. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) To the extent the indemnification provided for in Sections 8(a) or 8(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Offered ADSs or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered ADSs (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Offered ADSs. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Offered ADSs they have purchased hereunder, and not joint.

            (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or
      Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Firm ADSs set forth opposite their respective names in Schedule I hereto and not joint.

            (f) The indemnity and contribution provisions contained in this
      Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of, payment for and delivery of any of the Offered ADSs.

            9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, by the Commission or any of the NYSE, the National Association of Securities Dealers, Inc., the Nasdaq National Market or the Indian Stock Exchanges, or (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, or (iii) a material disruption has occurred in commercial securities settlement or clearance services in the United States, or (iv) a general moratorium on commercial banking activities in New York or Mumbai shall have been declared by the relevant authorities, or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, or (vi) there shall have occurred a change or development involving a prospective change in the existing financial, political, economic or regulatory conditions in the Republic of India (including, without limitation, the imposition of or a change in exchange controls, a change in currency exchange rates or taxation), which change or development makes it, in your judgment, impracticable or inadvisable to market the Offered ADSs, or the United States, the United Kingdom, Singapore, or the Republic of India shall have imposed exchange controls, or (vii) there shall have occurred any change in the U.S. currency markets that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(vii) above, such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Offered ADSs on the terms and in the manner contemplated in the Prospectus.

            If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 7 hereof, and provided further that Sections 1 and 8 hereof shall survive such termination and remain in full force and effect.

            10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Offered ADSs which such defaulting Underwriter or Underwriters agreed to but failed or refused to purchase is not more than one-tenth of the aggregate number of the Offered ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm ADSs set forth opposite their respective names in
Schedule I bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Offered ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 10 by an amount in excess of one-ninth of such number of Offered ADSs without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered ADSs and the aggregate number of Offered ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Offered ADSs to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Offered ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional ADSs and the aggregate number of Additional ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of Additional ADSs to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional ADSs or (ii) purchase not less than the number of Additional ADSs that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            11. Jurisdiction; Consent to Service. To the fullest extent permitted by applicable law, the Company irrevocably (i) agrees that any legal suit, action or proceeding brought by any Underwriter or by any affiliate of any Underwriter arising out of or relating to this Agreement or the transactions contemplated hereby may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, and (ii) waives any objection (x) which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any federal or state court in the Borough of Manhattan, The City of New York, or (y) that any such suit, action or proceeding has been brought in an inconvenient forum, and (iii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

            The Company has appointed Depositary Management Corporation, 570 Lexington Avenue, 44th Floor, New York, NY 10022 (the "PROCESS AGENT"), as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New York. Such service may be made by delivering a copy of such process to the Company in care of the Process Agent at the address specified above for the Process Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company, as the case may be, in any such suit, action or proceeding.

            12. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures any Underwriter could purchase U.S. dollars with such other currency in New York City on the business day preceding that on which final judgment is given.

            The obligation of the Company in respect of any sum due from the Company to any Underwriter, or of any Underwriter in respect of any sum due from such Underwriter to the Company shall, notwithstanding any judgment in a currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Underwriter or the Company, respectively, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter or the Company, respectively, may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Underwriter or the Company, respectively, hereunder, the Company or any such Underwriter, respectively, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or the Company, respectively, against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter or the Company, respectively, hereunder, such Underwriter and the Company, respectively, agree to pay to the Company or such Underwriter, respectively, an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Underwriter or the Company, respectively, hereunder.

            13. Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons and affiliates referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Offered ADSs from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to Morgan Stanley, Dean Witter Asia Limited at 30/F, Three Exchange Square, 8 Connaught Place, Central, Hong Kong (facsimile: +852-2848-5653); attention: Head of Global Capital Markets and to Merrill Lynch at Merrill Lynch Financial Centre, 2 King Edward Street, London EC1A 1HQ, United Kingdom (facsimile: +44-207-995-2516); with a copy to Milbank, Tweed, Hadley & McCloy LLP at 3007 Alexandra House, 16 Chater Road, Central, Hong Kong, attention of Anthony Root, Esq. (facsimile: +852-2840-0792). Notices to the Company shall be given to it at its principal executive offices, HDFC Bank House, Senapati Bapat Marg, Lower Parel, Mumbai 400 013, India (facsimile: +91-22-2496-0739), attention: Country Head - Finance, Legal, Secretarial, Administration with a copy to Cravath, Swaine & Moore LLP at Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475, U.S.A., attention of Timothy G. Massad, Esq. (facsimile:
+1-212-474-3700).

            In all dealings hereunder, you will act for the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Joint Global Coordinators and Joint Bookrunners.

            15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            16. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            17. Headings. The headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                                    Very truly yours,

                                    HDFC BANK LIMITED

                                    By:
                                        ---------------------
                                        Name:
                                        Title:


Accepted as of the date hereof

MERRILL LYNCH INTERNATIONAL
MORGAN STANLEY & CO. INTERNATIONAL LIMITED
      Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:  MERRILL LYNCH INTERNATIONAL



By:
   --------------------
   Name:
   Title:



By:  MORGAN STANLEY & CO. INTERNATIONAL LIMITED



By:
    --------------------
    Name:
    Title:

                                                                      SCHEDULE I

                                  UNDERWRITERS


                                                               Number of U.S.
                                                                 Firm ADSs
                   Underwriter                                To Be Purchased
                   -----------                                ---------------
Merrill Lynch International                                          -

Morgan Stanley & Co. International Limited                           -

CLSA Limited                                                         -

UBS AG                                                               -

                                                            ------------------

                 Total Firm ADSs                                     -

                                                                     SCHEDULE II

                              APPROVALS AND FILINGS

Approvals

In principle listing permissions of the following stock exchanges:

      The Stock Exchange, Mumbai
      The National Stock Exchange of India Limited
      The New York Stock Exchange

Filings

Post filing within 30 days from the date of closing of the issue and filing of quarterly returns, in the format prescribed by the Reserve Bank of India, for issue of ADRs by Indian companies.

                                                                     EXHIBIT A-1

             FORM OF OPINION OF INTERNATIONAL COUNSEL TO THE COMPANY


1. Assuming due authorization, execution and delivery of the Underwriting Agreement by the Company under Indian law, the Underwriting Agreement has been duly executed and delivered by the Company.

2. Assuming the issuance of the ADRs has been duly authorized by the Company and the Depositary in accordance with applicable laws and that the ADRs conform to the form of ADR attached to the Deposit Agreement, which fact we have not verified by an inspection of the individual ADRs, upon due issuance by the Depositary of ADRs evidencing ADSs being delivered on the date hereof against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon due execution thereof by the Depositary's authorized officers, the ADRs evidencing such ADSs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement. In expressing such opinion, we have assumed that (a) the Shares represented by the ADSs which are in turn evidenced by such ADRs have been duly authorized and validly issued and are fully paid and nonassessable and that any preemptive rights with respect to such Shares have been validly waived or exercised, (b) the Company has the full power, authority and legal right to deposit the Shares in accordance with the Underwriting Agreement and the Deposit Agreement and (c) such Shares have been duly deposited in accordance with the Deposit Agreement and the Underwriting Agreement, in each case under and in accordance with all applicable laws and regulations. We express no opinion as to whether a United States Federal or State court outside the State of New York would give effect to the choice of New York law provided for in the ADRs.

3. Assuming due authorization, execution and delivery of the Deposit Agreement by the Company under Indian law, the Deposit Agreement has been duly executed and delivered by the Company, and the Deposit Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing regardless of whether considered in a proceeding in equity or at law). The foregoing opinion is subject to the following qualifications: (a) insofar as any provision in the Deposit Agreement provides for indemnification or a limitation of liability, the enforceability thereof may be limited by public policy considerations; (b) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction; and (c) we express no opinion as to whether a United States Federal or State court outside the State of New York would give effect to the choice of New York law provided for in the Deposit Agreement.

4. The statements set forth under the heading "Description of American Depositary Shares" in the Prospectus, insofar as such statements constitute summaries of the terms of the ADRs and the Deposit Agreement, fairly summarize, in all material respects, the matters therein described.

5. No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York State governmental authority or regulatory body is required for the offering or sale by the Company of the Shares in the form of ADSs or the consummation by the Company of the transactions contemplated by the Underwriting Agreement or the Deposit Agreement, except such (a) as have been obtained or made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (b) as may be required under securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the ADSs.

6. None of the issue and sale of the ADSs, the consummation of any other of the transactions contemplated by the Underwriting Agreement or Deposit Agreement, the performance of the terms of the Underwriting Agreement or Deposit Agreement will contravene any law, rule or regulation of the United States or the State of New York, that, in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement or Deposit Agreement, or, to our knowledge, any order or decree of any court or government agency or instrumentality that is applicable to the Company.

7. The Statements set forth in the Prospectus under the caption "Taxation - United States Tax", insofar as they describe the material tax consequences under United States law of an investment in the Shares or ADSs, fairly and accurately summarize, in all material respects, the matters therein described.

8. Assuming the validity of such action under the laws of The Republic of India or any other jurisdiction that is applicable (other than the State of New York), under the laws of the State of New York relating to submission to personal jurisdiction, the Company, pursuant to Section 11 of the Underwriting Agreement, has validly and irrevocably submitted to the non-exclusive personal jurisdiction of any New York State or Federal court located in the Borough of Manhattan, The City of New York, in proceedings brought by any Underwriter or by any affiliate of any Underwriter in such courts arising out of or based upon the Underwriting Agreement or the transactions contemplated thereby, and has validly and irrevocably waived (to the fullest extent it may effectively do so) any objection to the laying of venue of such a proceeding in any such court, and, as contemplated by Section 11 of the Underwriting Agreement, has validly and irrevocably appointed the Process Agent (as defined in the Underwriting Agreement) as its authorized agent for the purpose described in Section 11 of the Underwriting Agreement and service of process effected on the Process Agent in the manner contemplated therein and otherwise in accordance with applicable law will be effective to confer personal jurisdiction over the Company. We express no opinion as to (a) whether any court other than a court of the State of New York would have subject matter jurisdiction to adjudicate any controversy relating to any such proceeding or (b) the waiver of an inconvenient forum with respect to proceedings in any court other than a court of the State of New York.

9. It is not, and, immediately after giving effect to the offering and sale of the Shares (in the form of Shares or ADSs), it will not be, necessary to register the Company as an investment company under the Investment Company Act of 1940, as amended.

10. The ADSs have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

11. The Registration Statement and the ADS Registration Statement became effective under the Securities Act on [-] and July 19, 2001, respectively, and thereupon the offering of the ADSs as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of either the Registration Statement or the ADS Registration Statement has been issued, and no proceedings for that purpose are pending or have been threatened by the Commission. Any required filing of the Prospectus pursuant to Rule 424(b) of Regulation C under the Securities Act has been made in the manner and within the time period required by Rule 424(b) of Regulation C under the Securities Act.

                                                                     EXHIBIT A-2

            FORM OF STATEMENT OF INTERNATIONAL COUNSEL TO THE COMPANY


      We hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that:


1. The Registration Statement or the ADS Registration Statement, at the time the Registration Statement and the ADS Registration Statement became effective, or the Prospectus, as of the date hereof (in each case except the financial statements and other information of a statistical, accounting or financial nature included therein, and any description of Indian law, as to which we do not express any view), was not appropriately responsive in all material respects to the requirements of the Securities Act of 1933, as amended, and the applicable rules and regulations of the Commission thereunder, or



2. The Registration Statement or the ADS Registration Statement, at the time the Registration Statement and the ADS Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein, and any description of Indian law, as to which we do not express any view).

                                                                       EXHIBIT B

                FORM OF OPINION OF INDIAN COUNSEL TO THE COMPANY


1. The Company has been duly incorporated and is validly existing as a public limited Company under the laws of India, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

2. The Section "Description of Equity Shares" in the Prospectus accurately describes the rights attaching to the Equity Shares and the statements of law therein are correct.

3. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and such capitalization complies with Indian law. The Equity Shares of the Company outstanding prior to the issuance of the New Shares have been duly authorised, have been validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Prospectus and are not subject to, and were not issued in violation of, any lien, encumbrance, pre-emptive or similar right, call right or other claim. The New Shares to be issued in connection with the offering and sale of the ADSs have been duly authorised for issuance by the Company, and when delivered and paid for pursuant to the Underwriting Agreement, the Deposited Shares will have been duly and validly issued, fully paid, non-assessable and rank pari passu with the other Equity Shares outstanding and will not be subject to any lien, encumbrance, preemptive or similar rights, call right or other claim or rights to subscribe for or purchase securities of the Company, and there are no restrictions on the voting of the Equity Shares or on transfers of the equity shares (including the Deposited Shares) or the ADSs or the ADRs except as described in the Prospectus under "Description of Equity Shares", "Descriptions of the American Depositary Shares", "Restrictions on Foreign Ownership of Indian Securities" and "Underwriting".

4. The issuance by the Company of the New Shares and the sale of Offered ADSs to purchasers outside of India will not contravene any applicable law of India including, without limitation, any such applicable law limiting foreign ownership of the Company.

5. Except as specifically indicated to the contrary in the Prospectus there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to subscribe for or purchase from the Company Equity Shares or any other share capital of the Company, or other obligations of the Company to allot, issue or transfer the Offered ADSs; the Company has available, free from pre-emptive or other rights, out of its authorised but unissued shares such number of shares as are required to be issued under the terms of the Underwriting Agreement.

6. The Deposited Shares may be freely deposited with the Depositary or its custodian against issuance of ADRs evidencing the Offered ADSs. Upon the deposit of the Deposited Shares with the Depositary or its custodian pursuant to the Deposit Agreement, all right, title and interest in and to such Shares will be transferred to and vested in the Depositary or its nominee, as the case may be, free and clear of all liens, security interest, mortgage, pledge, claim, lien or other encumbrance .

7. All dividends and other distributions declared and payable on the Deposited Shares may, under current Indian laws and regulations, be freely paid to the Depositary in Indian Rupees that may be converted at free market rates into foreign currency that may be freely transferred out of India, and all such dividends and other distributions made to holders of Deposited Shares or ADSs who are non-residents of India will not be subject to Indian income, withholding or other taxes, duties levies, charges or deductions under Indian laws and regulations (other than as set forth in the Prospectus). Except as set forth in the Prospectus, no other governmental authorisation in India is presently required in connection with the conversion or transfer of such dividends and distributions in the manner contemplated by the Underwriting Agreement and the Deposit Agreement.

8. Each of the Registration Statement and the ADS Registration Statement when it became effective, did not violate and, as amended or supplemented, if applicable, will not violate the rules, regulations and other requirements of the Ministry of Finance of India, the Reserve Bank of India, the Department of Company Affairs of India, the Company Law Board, the Securities Exchange Board of India and all other applicable government of India regulatory, administrative or similar authorities having jurisdiction over the Company or its property or assets, as applicable (collectively, the "Indian Authorities").


9. Except as provided in the Prospectus, no stamp or other issuance, allotment or transfer taxes or duties and no capital gains, income, withholding or other taxes of any nature are payable by or on behalf of the Underwriters to the Government or to any political subdivision or taxing authority thereof or therein in connection with (i) the issuance, allotment and transfer by the Company of the Deposited Shares in the name of the Depositary or its custodian on behalf of the Underwriters, (ii) the issuance of the ADSs against deposit of the Deposited Shares with the Depositary or its custodian, (iii) the sale and delivery by the Company of the Deposited Shares and ADSs to or for the respective accounts of the Underwriters, in the manner contemplated in the Underwriting Agreement and the Deposit Agreement, (iv) the sale and delivery by the Underwriters of the Deposited Shares and ADSs to initial purchasers thereof in the manner contemplated in the Underwriting Agreement and the Deposit Agreement or (v) the consummation of any other transaction contemplated in the Underwriting Agreement or the Deposit Agreement. We would, however, like to add that the Indian tax authorities have taken a view that Indian Companies are required to deduct tax in respect of payments made to Underwriters of GDR/ADR issues and in the absence of a judicial pronouncement, there is uncertainty on the question of withholding tax on payments made to Underwriters.


10. The Underwriting Agreement and the Deposit Agreement (together the "Agreements") have been duly authorised executed and delivered by the Company and assuming they are valid and binding agreements under New York law, by which they are expressed to be governed, each Agreement constitutes (i) a valid and binding agreement of the Company, (ii) is in proper legal form under the laws of India for the enforcement thereof, (iii) enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, re-organisation, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles,
(iv) need not be filed or recorded with any Court or other authority in India or that any registration tax, stamp duty or similar tax be paid in India on or in respect of any of the Underwriting Agreement, the Deposit Agreement or the ADRs for the enforcement thereof against the Company save that each Agreement will only be admissible in evidence in India for the purpose of enforcement if it is duly stamped in accordance with the Bombay Stamp Act within three months from the date of its first receipt in Mumbai with the proper stamp duty chargeable thereon, which is nominal.

11. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the terms of the ADSs and the Agreements; (ii) the issue of the New Shares and ADSs, (iii) compliance by the Company with the terms of the ADSs and the Agreements and (iv) the consummation by the Company of the transactions contemplated in the Agreements and the Prospectus and the use of proceeds from the sale of the offered ADSs as described in the Prospectus under the caption "Use of Proceeds", do not and will not (A) contravene any provision of applicable Indian law or the Memorandum or Articles of Association of the Company or (B) to the best of our knowledge, after reasonable enquiry with the Company result in the violation of the provisions of any judgment, order or decree of any government body, agency, stock exchange authority, or court in India and having the force of law or of the terms of any consent, approval, authorisation, certificate, permit or order or approval referred to below or, to our knowledge, any administrative regulation or administrative or court order or decree applicable to the Company or any of its properties or (C) to the best of our knowledge after reasonable enquiry with the Company conflict with or constitute a breach of, or default or result in the acceleration, repurchase, redemption or repayment of any indebtedness of the Company or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company is a party or by which it may be bound, or to which any of its properties or assets is subject and no action, consent, approval, authorisation, certificate, licence, permit or order or declaration, filing, registration or qualification with any governmental body, agency, tribunal, court or self-regulatory organisation in India, including The Stock Exchange, Mumbai and the National Stock Exchange of India Limited (the "Indian Stock Exchanges") is required for (a) the performance by the Company of its respective obligations under the Agreements, (b) the execution and delivery of the Agreements, (c) the issue and delivery of the Deposited Shares and the ADSs or (d) the consummation of the other transactions contemplated by and the performance of the obligations under the Agreements except for the approvals set forth in Schedule II to the Underwriting Agreement which have been obtained and are in full force and effect.

12. Based on our experience in previous transactions, the Indian Stock Exchanges would, on the basis of the in-principle approval, issue the final listing approval upon fulfillment of certain conditions such as the issue and allotment of the shares, and we do not see any reason why the Indian Stock Exchanges should not issue the final approval upon fulfillment of the conditions by the Company.

13. The indemnification and contribution provisions set forth in Section 8 of the Underwriting Agreement do not contravene Indian law or public policy.

14. The choice of law provisions set forth in the Agreements will be recognised by the Courts of India. The Company can sue and be sued in their own name under the laws of India. The irrevocable submission of the Company to the non-exclusive personal jurisdiction of the United States District Court for the Southern District of New York and the Supreme Court of New York, New York County (including, in each case, any appellant courts therefrom) in any suit, action or proceeding against it arising out of or related to each of the Agreements, the waiver by the Company of any objection to the venue of a proceeding of any such court and the agreement of the Company that the Agreements shall be governed by and construed in accordance with the laws of the State of New York and the appointment of the process agent named in Section 11 of each of the Underwriting Agreement and the Deposit Agreement are legal, valid and binding and service of process effected in the manner set forth in the Agreements will be effective, insofar as the laws of India are concerned, to confer valid personal jurisdiction over the Company, and any judgment obtained in a state court located in New York State or in any United States federal court arising out of or in relation to the obligations of the Company under the Agreements or the transactions contemplated thereby will be recognised in India provided that (a) the judgment has been pronounced by a Court of competent jurisdiction; (b) the judgment has been given on the merits of the case; (c) it does not appear on the face of the judgment to be founded on an incorrect view of international law or a refusal to recognise the law of India in cases in which such law is applicable; (d) the proceedings in which the judgment was obtained are not opposed to natural justice; (e) the judgment has not been obtained by fraud; and (f) the judgment does not sustain a claim founded on a breach of any law in force in India. It is unlikely that an Indian Court would award damages on the same basis as a foreign court if it viewed the amount of such damages as excessive or inconsistent with Indian practice. A party seeking to enforce a foreign judgment in India is required to obtain approval under the Foreign Exchange Management Act 1999 to execute the judgment and repatriate any amount recovered. Any judgment obtained in India against the Company in respect of any sum payable under any one or more of the Underwriting Agreement or the Deposit Agreement could be expressed in U.S. Dollars.

15. To the best of our knowledge based on reasonable enquiry with the Company the Company is not in violation of its certificate of incorporation, articles of association, memorandum of association (collectively, the "Charter Documents") or is in default (or, with the giving of notice or lapse of time, would be in default) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is or may be subject.

16. To the best of our knowledge based on reasonable enquiry with the Company, no material labour dispute with the employees of the Company exists or is imminent.

17. To the best of our knowledge based on reasonable enquiry with the Company, the Company has filed all necessary Indian federal, state and foreign income and franchise tax returns or has properly requested extensions thereof and has paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.

18. The Company is subject to civil and commercial law and to suit in India with respect to its obligations under the Underwriting Agreement, the Deposit Agreement and the ADSs; the execution and delivery by the Company and the performance by the Company of its obligations thereunder constitute private and commercial acts rather than governmental or public acts and neither the Company nor any of its properties, assets or revenues has any right of immunity under Indian law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counter-claim, from the jurisdiction of any Indian court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Agreements, and, to the extent that the Company or any of the Company's properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company has waived or has agreed to waive such right to the extent permitted by law.

19. To our knowledge after reasonable enquiry with the Company there are no litigation, arbitration, administrative or other action, suit or proceedings pending nor are we aware of the existence of or of any threat of such proceedings to which the Company is a party or in which any property of the Company is the subject, which are likely to singly or in the aggregate have a Material Adverse Effect or are likely to affect the ability of the Company or the Depositary to perform their respective obligations under the Agreements or which might otherwise be material in the context of the issue of the Deposited Shares, the ADSs or in connection with the Offering, and to our knowledge after reasonable enquiries with the Company, no such proceedings are threatened by any Governmental authorities or by others.

20. The Deposit Agreement, the ADSs and the ADRs conform to the description thereof in the Prospectus. The statements in the Prospectus under the captions "Risk Factors", "Description of Equity Shares", "Business - Treasury, "-Risk Management", "-Market Risk", "-Operational Risk", "-Employees", "-Properties","-Legal and Regulatory Proceedings", "Overview of The Indian Banking Sector", "Supervision and Regulation", "Exchange Control", "Restrictions on Foreign Ownership of Indian Securities", "Dividend Policy", "Government of India Approvals", "Taxation", "Underwriting" and "Enforcement of Civil Liabilities" in so far as such statements constitute matters of law or legal conclusions, have been reviewed by us and constitute a fair summary of the legal matters, referred to therein.

21. To the best of our knowledge and after due inquiry with the Company, the Company does not, either directly or indirectly, own any subsidiaries.

22. The Company owns, or has duly applied for the issuance of all trademarks, trade names and copyrights, if any, necessary for the conduct of its business as described in the Prospectus.

23. It is not necessary (a) in order to enable the Underwriters or any of them to exercise or enforce any of their rights under the Underwriting Agreement in India, (b) to enable the Depositary to exercise or enforce any of its rights under the Deposit Agreement in India, (c) in order to enable any holder of the Shares or the ADSs to enforce any of its rights as a shareholder or (d) by reason of the entry into and/or the performance of the Agreements that all or any of the Underwriters, the Depositary or the shareholders should be licensed, qualified or entitled to do business in India.

24. Each Underwriter in respect of the Underwriting Agreement and the Depositary and any holder or beneficial owner of ADSs is entitled to sue as plaintiff in the Indian courts for the enforcement of its respective rights against the Company, and such access will not be subject to any conditions which are not applicable to Indian persons.

25. None of the Underwriters or the Depositary is or will be deemed to be resident, domiciled, carrying on business in India by reason only of the entry into, performance and/or enforcement of the Underwriting Agreement or the Deposit Agreement.

                                                                       EXHIBIT C

                  FORM OF OPINION OF COUNSEL TO THE DEPOSITARY


1. The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and legally binding obligation of the Depositary and is enforceable against the Depositary in accordance with its terms, except insofar as enforceability may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and (b) general principles of equity (whether considered in an action at law or in equity) and

2. When ADRs evidencing ADSs are issued in accordance with the Deposit Agreement against the deposit, pursuant to the terms of the Deposit Agreement, of duly authorized, validly issued, fully paid and nonassessable Shares of the Company, the preemptive rights, if any, with respect to which have been validly waived or exercised, such ADRs will be validly issued and will entitle the Holders to the rights specified therein and in the Deposit Agreement. We express no opinion, however, as to the indemnification provisions of the Deposit Agreement.

                                                                       EXHIBIT D


                                 LOCK-UP LETTER


                                                               January ___, 2005


Merrill Lynch International
Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
United Kingdom

Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London, E14 4QA
United Kingdom

Dear Sirs and Mesdames:

      The undersigned, a security holder of HDFC Bank Limited, a public company with limited liability duly organized and existing under the laws of the Republic of India (the "COMPANY"), understands that Merrill Lynch International and Morgan Stanley & Co. International Limited (the "REPRESENTATIVES") propose to enter into an underwriting agreement (the "UNDERWRITING AGREEMENT") with the Company providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including the Representatives (the "UNDERWRITERS"), of American depositary shares (the "ADSs"), representing equity shares, Rs. 10 par value per share, of the Company (the "SHARES"). The Offered ADSs will be evidenced by American Depositary Receipts ("ADRs").

      To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not (and will not publicly announce any intention to), during the period (the "LOCK-UP PERIOD") commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ADSs, ADRs or Shares or any other securities convertible into or exercisable or exchangeable for ADSs, ADRs or Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the ADSs, ADRs or Shares, or any other securities convertible into or exercisable or exchangeable for ADSs, ADRs or Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, ADRs or Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to ADSs, ADRs or Shares or other securities acquired in open market transactions after the completion of the Public Offering or (b) any sale, transfer or disposition which the undersigned is required to make under any applicable Indian law, regulation or court order. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's ADSs, ADRs or Shares except in compliance with the foregoing restrictions.


      The undersigned acknowledges that the underwriting syndicate assembled for the public offering of the ADSs will be irreparably damaged if the undersigned fails to abide by the terms set forth in this letter agreement or otherwise does not (either directly or indirectly) retain during the Lock-Up Period a voting and economic interest in the ADSs, ADRs or Shares. The undersigned further acknowledges that it is not possible to list all of the actions which could be taken which would be in contravention of the terms of this letter agreement and, therefore, agrees to not enter into any understanding or arrangement which could be expected to result in a diminution of the benefits contemplated by this letter agreement. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

      In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of ADSs, ADRs or Shares if such transfer would constitute violation or breach of this agreement.

      Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

      The undersigned acknowledges that this agreement (a) contains the entire agreement between the Representatives and the undersigned with respect to the subject matter hereof and (b) shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.


      This letter agreement shall be terminated if the Underwriting Agreement is not signed by February 10, 2005.


                                          Very truly yours,


                                          -------------------------
                                          (Name)


                                          -------------------------
                                          (Address)

cc HDFC Bank Limited